AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 18th day of March, 2021, by and between each Fund listed on Annex A to the Agreement (as defined below) (each, a “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and each Fund entered into a Custody Agreement dated as of October 3, 2018, as amended (the “Agreement”) relating to BNY Mellon’s provision of services to each Fund.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Annex A to the Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Authorized Signer of:		Authorized Officer of:
EACH FUND LISTED ON ANNEX A		THE BANK OF NEW YORK MELLON

By:	/s/ Frank Waterhouse	By:
Name:	Frank Waterhouse	Name:
Title:	Treasurer	Title:
Date:	March 18, 2021	Date:

Address for Notice:	Address for Notice:
For Funds in Group A on Annex A:

NexPoint Advisors, L.P.	The Bank of New York Mellon
300 Crescent Court, Suite 700	c/o BNY Mellon Asset Servicing
Dallas, Texas 75201	135 Santilli Highway I
Everett, MA 02149

Attention: R-Operations	Attention: Mary F. Mitchell

For Funds in Group B on Annex A:

Highland Capital Management Fund Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201

Attention: R-Operations

Annex A

(Amended and Restated as of March 18, 2021)

FUNDS

Group A

NexPoint Real Estate Strategies Fund

NexPoint Strategic Opportunities Fund

NexPoint Real Estate Capital, LLC*

NexPoint Real Estate Opportunities, LLC*

NREO TRS, INC.*

Group B

Highland Funds I

Highland Healthcare Opportunities Fund (formerly, Highland Long/Short Healthcare Fund)

Highland Merger Arbitrage Fund

Highland Opportunistic Credit Fund

Highland Funds II

Highland Socially Responsible Equity Fund (formerly, Highland Premier Growth Equity Fund)

Highland Small-Cap Equity Fund

Highland Global Allocation Fund

GAF REIT Sub II, LLC*

Highland Income Fund (formerly, Highland Floating Rate Opportunities Fund)

HFRO Sub, LLC

Gambier Bay, LLC

*	REIT Subsidiary